                                                                      Exhibit 17

                  Your Proxy Vote is important!

                  And now you can Vote your Proxy on the
                  PHONE, on the INTERNET, or by
                  FACSIMILE.

                  It's Easy!  Just follow these simple steps:

                  1. Read your proxy statement and have it at hand.

                  2. Call toll-free 1-866-241-6192 or go to website: https://vote.proxy-direct.com

                  3. Follow the recorded or on-screen
                  directions.

                  4. Or, fax your executed proxy to us toll free at 1-888-796-9932 anytime.

                  5. Do not mail your Proxy Card when you
                  vote by phone, Internet or Facsimile.




                  Please detach at perforation before mailing.




PROXY CARD           CONSULTING GROUP CAPITAL MARKETS FUNDS           PROXY CARD
                      125 Broad Street, New York, NY 10004
                  PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                   9:00 a.m., Eastern time, on March 16, 2004

The undersigned hereby appoints R. Jay Gerken, Thomas C. Mandia and Barbara Allen, and each of them, each with full power of substitution, as proxies of the undersigned to vote all shares of beneficial interest that the undersigned is entitled in any capacity to vote at the above-stated special meeting, and at any and all adjournments or postponements thereof (the "Special Meeting"), on the matters set forth on this Proxy Card, and, in their discretion, upon all matters incident to the conduct of the Special Meeting and upon such other matters as may properly be brought before the Special Meeting. This proxy revokes all prior proxies given by the undersigned. Receipt of the Notice and the Proxy Statement, dated January 27, 2004 (the "Proxy Statement"), is hereby acknowledged.

All properly executed proxies will be voted as directed. If no instructions are indicated on a properly executed proxy, the proxy will be voted FOR approval of Proposal 1 and Proposal 2. All ABSTAIN votes will be counted in determining the existence of a quorum at the Special Meeting and as votes AGAINST Proposal 1 and Proposal 2.

                                 VOTE VIA THE TELEPHONE: 1-866-241-6192
                                 VOTE VIA THE INTERNET: https://vote.proxy-direct.com

                              VOTE VIA THE FAX:  1-888-796-9932
                              999 9999 9999 999

                              Note: Please sign EXACTLY as your name or name(s) appears on this card. Joint owners should EACH sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title below.

                              __________________________________________________
                              Signature

                              __________________________________________________
                              Signature of joint owner, if any

                              __________________________________________________
                              Date                                     CGC_13870


 UNLESS VOTING BY TELEPHONE, BY FACSIMILE OR ON THE INTERNET, PLEASE SIGN, DATE
           AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE!

FUND                                             FUND
----                                             ----
Mortgage Backed Investments       9999.999       Multi-Sector Fixed Income Investments       9999.999
Long-Term Bond Investments        9999.999       Intermediate Fixed Income  Investments      9999.999



                  Please detach at perforation before mailing.



THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES WITH RESPECT TO YOUR FUND. THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR PROPOSAL 1 AND PROPOSAL 2.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example: [_]

1. To approve a Plan of Reorganization providing for (i) the acquisition of all of the assets of each of Mortgage Backed Investments, Multi-Sector Fixed Income Investments and Long-Term Bond Investments (the "Acquired Funds") in exchange for shares of beneficial interest of Intermediate Fixed Income Investments (the "Acquiring Fund"), and the assumption by the Acquiring Fund of all the liabilities of each of the Acquired Funds and
     (ii) the distribution to shareholders of each Acquired Fund of such shares of beneficial interest of the Acquiring Fund in liquidation of each Acquired Fund and the cancellation of each Acquired Fund's outstanding shares, conditioned upon approval of Proposal 2.

Vote separately by Fund below:
                                        FOR   AGAINST  ABSTAIN                                             FOR     AGAINST   ABSTAIN
Mortgage Backed Investments             [_]     [_]      [_]       Multi-Sector Fixed Income Investments   [_]       [_]       [_]
Long-Term Bond Investments              [_]     [_]      [_]

                                                 or

[_]  To vote all Funds FOR;  [_] to vote all Funds AGAINST;  [_] to ABSTAIN votes for all Funds

                                                 or

2.   Intermediate Fixed Income Investments only: To approve a change in the fundamental investment objective of the Fund, conditioned upon approval of Proposal 1.

                                        FOR   AGAINST  ABSTAIN
                                        [_]     [_]      [_]


   YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY
            USING THE ENCLOSED ENVELOPE (UNLESS VOTING BY TELEPHONE,
                       BY FACSIMILE OR ON THE INTERNET).
                                    CGC_13870